Exhibit 99.3

HOME TOUCH HOLDING COMPANY Unaudited Pro forma Financial Information

HOME TOUCH HOLDING COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

On December 6, 2010, Home Touch Holding Company (“the Company” or “HMTO”)) entered into an agreement for the purchase of all the outstanding shares of common stock of Union Hub Technology Sdn. Bhd. (“Union Hub”, a company incorporated under the laws of Malaysia), by issuing 16,500,000 shares of common stock of the Company to the shareholders of Union Hub. This share exchange transaction resulted in the shareholders of Union Hub obtaining a majority voting interest in the Company. Accounting principles generally accepted in the United States of America (“US GAAP”) require that the company whose shareholders retain the majority interest in a combined entity being treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as recapitalization of HMTO.

Concurrently, on December 6, 2010, the Company entered into and closed an agreement to sell its wholly-owned subsidiary, Home Touch Limited (a corporation incorporated under the laws of the Hong Kong Special Administrative Region), to the related companies which are controlled by David Gunawan Ng and Stella Wai Yau, the former founders, executive officers and directors and shareholders of the Company for cash consideration of $20,000.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma condensed consolidated statement of operations are derived from the historical financial statements of the Company and Union Hub and have been prepared to give effect to the reverse acquisition of the Company and Union Hub as at March 31, 2010. The unaudited pro forma condensed consolidated balance sheet is presented as if the reverse acquisition and disposal of a subsidiary had occurred as of March 31, 2010. The unaudited pro forma condensed consolidated statement of operations is presented as if the reverse acquisition and disposal of a subsidiary by HMTO had occurred on April 1, 2009 and 2010.

The following unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical results that would have been obtained. These unaudited pro forma condensed consolidated financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for the Company included in its Form 10-K filed on June 29, 2010 and (ii) the historical financial statements of Union Hub included in the Company’s Form 8-K dated December 6, 2010.

HOME TOUCH HOLDING COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010
(Currency expressed in United States Dollars (“US$”))

	HMTO	Union Hub	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma consolidated
ASSETS
Current assets:
Cash and cash equivalents	$483,684	$49	(483,684)	-	$49
Accounts receivable	5,115	-	(5,115)	-	-
Amounts due from related parties	6,414	-	(6,414)	-	-
Inventories, net	51,972	-	(51,972)	-	-
Deposits and other current assets	54,725	-	(54,725)	-	-

Total current assets	601,910	49	(601,910)	-	49

Non-current assets:
Plant and equipment, net	13,142	-	(13,142)	-	-

TOTAL ASSETS	$615,052	$49	(615,052)	-	$49

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,713	$-	(1,713)	-	$-
Customer deposit	206,275	-	(206,275)	-	-
Customer deposit from related parties	22,154	-	(22,154)	-	-
Current portion of long-term bank loan	50,764	-	(50,764)	-	-
Accounts payable and accrued liabilities	126,908	1,289	(126,908)	-	1,289

Total current liabilities	407,814	1,289	(407,814)	-	1,289

Non-current liabilities:
Long-term bank loan	62,855	-	(62,855)	-	-

Total liabilities	470,669	1,289	(470,669)	-	1,289

Stockholders’ equity:
Preferred stock	-	-	-	-	-
Common stock	2,000	1	-	16,499	18,500
Additional paid in capital	577,394	-	(522,178)	(55,216)	-
Accumulated other comprehensive income	-	(65)	-	-	(65)
Accumulated deficit	(435,011)	(1,176)	377,795	38,717	(19,675)

Total stockholders’ equity (deficit)	144,383	(1,240)	(144,383)	-	(1,240)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$615,052	$49	(615,052)	-	$49

HOME TOUCH HOLDING COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2010
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	HMTO	Union Hub	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma Consolidated

Revenue, net	$842,726	$-	(842,726)	-	$-

Cost of revenue	(351,790)	-	351,790	-	-
Gross profit	490,936	-	(490,936)	-	-

Operating expenses:
General and administrative	(408,907)	(494)	408,907	-	(494)
(Loss) income from operation	82,029	(494)	(82,029)	-	(494)

Other income (expenses):
Other income	5	-	(5)	-	-
Other expense	(6,826)	-	6,826	-	-
(Loss) income before income taxes	75,208	(494)	(75,208)	-	(494)
Income tax expense	-	-	-	-	-

NET (LOSS) INCOME	$75,208	$(494)	(75,208)	-	$(494)

Net loss per share – basic and diluted					$(0.00)

Weighted average number of common stock – basic and diluted					18,500,000

HOME TOUCH HOLDING COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	HMTO	Union Hub	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma Combined

Revenue, net	$160,733	$288,824	(160,733)	-	$288,824

Cost of revenue	(103,230)	(172,958)	103,230	-	(172,958)
Gross profit	57,503	115,866	(57,503)	-	115,866

Operating expenses:
General and administrative	(178,525)	(64,916)	178,525	-	(64,916)
(Loss) income from operation	(121,022)	50,950	121,022	-	50,950

Other income (expenses):
Realised gain on marketable securities	746	-	(746)	-	-
Interest income	2	-	(2)		-
Interest expense	(1,507)	(313)	1,507	-	(313)
(Loss) income before income taxes	(121,781)	50,637	121,781	-	50,637
Income tax expense	-	(10,127)	-	-	(10,127)

NET (LOSS) INCOME	$(121,781)	$40,510	121,781	-	$40,510

Net income per share – basic and diluted					$0.00

Weighted average number of common stock – basic and diluted					20,000,000

HOME TOUCH HOLDING COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

NOTE1-PRO FORMA ADJUSTMENTS

These unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

1.
To record the disposal of Home Touch Limited, a wholly-owned subsidiary of HMTO at its carrying values and transfer to the related companies which are controlled by David Gunawan Ng and Stella Wai Yau, the former founders, executive officers and directors and shareholders of the Company for cash consideration of $20,000. All of HMTO’s assets and liabilities contributed by its subsidiary, Home Touch Limited. Upon the disposal, HMTO has no assets and liabilities on its balance sheet.

2a.	To eliminate the accumulated deficit of HMTO as Union Hub is considered as the continuing entity as accounting acquirer for accounting purposes.

2b.	To record the issuance of 16,500,000 shares of the common stock of HMTO at par value of $0.001 in exchange for all equity interest in Union Hub.